Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS RECORD FIRST QUARTER EARNINGS OF $1.15 PER
DILUTED SHARE

Q1 EPS INCREASES 40% OVER PRIOR YEAR

COMPANY INCREASES OUTLOOK FOR FISCAL 2017 EPS

Columbus, Ohio - May 26, 2017 - Big Lots, Inc. (NYSE: BIG) today reported income of $51.5 million, or $1.15 per diluted share, for the first quarter of fiscal 2017 ended April 29, 2017. This result compares to our guidance of income in the range of $0.95 to $1.05 per diluted share and represents a 40% increase over adjusted income of $40.0 million, or $0.82 per diluted share (see non-GAAP table included later in this release), for the first quarter of fiscal 2016. Comparable store sales decreased 0.9% for the first quarter of fiscal 2017, compared to our guidance of flat to an increase of 2%. Net sales for the first quarter of fiscal 2017 decreased 1.2% to $1,296.8 million, a result of the comparable store sales decline and a lower store count year-over-year.

Commenting on today’s release, David Campisi, Chief Executive Officer and President of Big Lots, stated, “I’m pleased to report record earnings per share for Q1 despite a very challenging environment for most traditional retailers. After a slow start to the quarter in February, our ownable and winnable merchandise strategy demonstrated its resiliency by bouncing back with low to mid-single digit comps in March and April, along with solid comp store performance month-to-date in May to start second quarter. Jennifer is responding to our focus on improving the quality and value of our product assortments and enjoying our improving in-store service levels.”

FIRST QUARTER HIGHLIGHTS

•	Record income of $1.15 per diluted share, a 40% increase compared to last year’s adjusted income of $0.82 per diluted share (non-GAAP)

•	Operating profit dollar growth of 23%

	Earnings per diluted share

	Q1 2017	Q1 2016

Earnings per diluted share	$1.15	$0.79

Impact of legacy pension costs (1)	—	$0.03

Earnings per diluted share - adjusted basis	$1.15	$0.82

% change to LY	+40%

(1) Non-GAAP detailed reconciliation provided below.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Inventory and Cash Management
Inventory ended the first quarter of fiscal 2017 at $836 million, compared to $807 million for the first quarter of fiscal 2016. Inventory levels per store increased compared to last year, partially offset by a lower store count year-over-year.

We ended the first quarter of fiscal 2017 with $66 million of Cash and Cash Equivalents and $116 million of borrowings under our credit facility compared to $64 million of Cash and Cash Equivalents and $154 million of borrowings under our credit facility as of the end of the first quarter of fiscal 2016. Cash flow (cash provided by operating activities less cash used in investing activities) was focused on returning cash to our shareholders (stock repurchases and dividend repayments) and lowering our overall debt levels.

Total Cash Returned To Shareholders
As a reminder, on February 28, 2017, our Board of Directors approved a share repurchase program (“2017 Share Repurchase Program”) providing for the repurchase of up to $150 million of our common shares in open market and/or privately negotiated transactions at our discretion, subject to market conditions and other factors. Through the first quarter of fiscal 2017, we invested $34 million to purchase 0.7 million shares, leaving us with approximately $116 million of authorization remaining at the end of the first quarter. Common shares acquired through the 2017 Share Repurchase Program will be available to meet obligations under our equity compensation plans and for general corporate purposes.

As announced in a separate press release earlier today, on May 25, 2017, our Board of Directors declared a quarterly cash dividend of $0.25 per common share. This dividend payment of approximately $11 million is payable on June 23, 2017, to shareholders of record as of the close of business on June 9, 2017.

The combination of share repurchase activity and our quarterly dividend payment represents approximately $45 million returned to shareholders during the first quarter of fiscal 2017.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

FISCAL Q2 2017 GUIDANCE

•
Provides initial Q2 guidance for income of $0.58 to $0.63 per diluted share, representing an 12% to 21% increase compared to adjusted income of $0.52 per diluted share (non-GAAP) for the same period last year

•	Provides initial Q2 guidance for comparable store sales increase in the low single digits

For the second quarter of fiscal 2017, we estimate income will be in the range of $0.58 to $0.63 per diluted share, compared to adjusted income of $0.52 per diluted share (non-GAAP) for the second quarter of fiscal 2016. This guidance is based on a comparable store sales increase in the low single digit range, compared to a 0.3% comparable store sales increase in the second quarter of fiscal 2016.

FISCAL 2017 GUIDANCE

•
Updates guidance for fiscal 2017 income to be in the range of $4.05 to $4.20 per diluted share, representing an 11% to 15% increase compared to fiscal 2016 adjusted income of $3.64 per diluted share (non-GAAP)

•	Affirms guidance for fiscal 2017 comparable store sales increase of 1% to 2%

•	Affirms guidance for fiscal 2017 cash flow of $180 to $190 million

Based on the actual results for the first quarter and the guidance provided for the second quarter, we are updating our guidance for the full year of fiscal 2017. We estimate fiscal 2017 income will be in the range of $4.05 to $4.20 per diluted share, compared to our prior guidance of $3.95 to $4.10 per diluted share. This compares to adjusted income of $3.64 per diluted share (non-GAAP) for fiscal 2016. This outlook is based on a comparable store sales increase in the range of 1% to 2%. We estimate this financial performance will result in cash flow of $180 to $190 million.

	Q2		Full Year

	2017 Guidance	2016 (1)	2017 Guidance	2016 (1)

Earnings per diluted share	$0.58 - $0.63	$0.52	$4.05 - $4.20	$3.64

(1) Non-GAAP detailed reconciliation provided below.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Conference Call/Webcast
We will host a conference call today at 8:00 a.m. to discuss our financial results for the first quarter of fiscal 2017 and provide commentary on our outlook for fiscal 2017. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com. If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, June 9, 2017. A replay of this call will also be available beginning today at 12:00 noon through June 9 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International), and entering Replay Passcode 5856504. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a unique, non-traditional, discount retailer operating 1,434 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Furniture, Seasonal, Soft Home, Food, Consumables, Hard Home, and Electronics, Toys & Accessories. Our vision is to be recognized for providing an outstanding shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 29	April 30
	2017	2016
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$65,731	$64,390
Inventories	836,121	807,058
Other current assets	88,283	84,717
Total current assets	990,135	956,165

Property and equipment - net	518,820	552,289

Deferred income taxes	45,020	54,924
Other assets	45,740	43,243
	$1,599,715	$1,606,621

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$369,135	$363,473
Property, payroll and other taxes	85,843	85,205
Accrued operating expenses	75,525	93,122
Insurance reserves	39,893	41,870
Accrued salaries and wages	26,856	48,345
Income taxes payable	55,059	22,786
Total current liabilities	652,311	654,801

Long-term obligations under bank credit facility	115,700	153,800

Deferred rent	56,444	58,142
Insurance reserves	57,303	57,814
Unrecognized tax benefits	17,423	16,275
Other liabilities	46,629	45,715

Shareholders' equity	653,905	620,074
	$1,599,715	$1,606,621

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	APRIL 29, 2017		APRIL 30, 2016
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,296,787	100.0	$1,312,575	100.0
Gross margin	524,275	40.4	517,681	39.4
Selling and administrative expenses	415,972	32.1	425,403	32.4
Depreciation expense	28,595	2.2	29,719	2.3
Operating profit	79,708	6.1	62,559	4.8
Interest expense	(1,009)	(0.1)	(634)	(0.0)
Other income (expense)	(517)	(0.0)	764	0.1
Income before income taxes	78,182	6.0	62,689	4.8
Income tax expense	26,670	2.1	24,030	1.8
Net income	$51,512	4.0	$38,659	2.9

Earnings per common share
Basic	$1.16		$0.80
Diluted	$1.15		$0.79

Weighted average common shares outstanding
Basic	44,361		48,466
Dilutive effect of share-based awards	367		422
Diluted	44,728		48,888

Cash dividends declared per common share	$0.25		$0.21

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	APRIL 29, 2017	APRIL 30, 2016
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$85,454	$78,611

Net cash used in investing activities	(22,010)	(18,752)

Net cash used in financing activities	(48,877)	(49,613)

Increase in cash and cash equivalents	14,567	10,246
Cash and cash equivalents:
Beginning of period	51,164	54,144
End of period	$65,731	$64,390

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense, effective income tax rate, net income, and diluted earnings per share for the first quarter of 2016, the second quarter of 2016, and the full-year 2016 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share (non-GAAP financial measures).

First quarter of 2016 - Thirteen weeks ended April 30, 2016

	As Reported	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$425,403	$(2,140)	$423,263
Selling and administrative expense rate	32.4%	(0.2)%	32.2%
Operating profit	62,559	2,140	64,699
Operating profit rate	4.8%	0.2%	4.9%
Income tax expense	24,030	846	24,876
Effective income tax rate	38.3%	0.0%	38.4%
Net income	38,659	1,294	39,953
Diluted earnings per share	$0.79	$0.03	$0.82

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intention of completing the termination and distributing all plan assets during 2016, which totaled $2,140 ($1,294, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Second quarter of 2016 - Thirteen weeks ended July 30, 2016

	As Reported	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$416,746	$(1,070)	$415,676
Selling and administrative expense rate	34.6%	(0.1)%	34.5%
Operating profit	38,920	1,070	39,990
Operating profit rate	3.2%	0.1%	3.3%
Income tax expense	14,305	424	14,729
Effective income tax rate	38.6%	0.0%	38.7%
Net income	22,715	646	23,361
Diluted earnings per share	$0.50	$0.01	$0.52

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intentions of completing the termination and distributing all plan assets during 2016, which totaled $1,070 ($646, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Full-year 2016 - Fifty-two weeks ended January 28, 2017

	As Reported	Adjustment to exclude pension costs	Gain on sale of real estate	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,730,956	$(27,766)	$3,823	$1,707,013
Selling and administrative expense rate	33.3%	(0.5)%	0.1%	32.8%
Operating profit	248,003	27,766	(3,823)	271,946
Operating profit rate	4.8%	0.5%	(0.1)%	5.2%
Income tax expense	91,471	10,976	(1,412)	101,035
Effective income tax rate	37.4%	0.2%	0.0%	37.7%
Net income	152,828	16,790	(2,411)	167,207
Diluted earnings per share	$3.32	$0.37	$(0.05)	$3.64

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP: (1) all costs associated with the Company’s pension plans, as the Company completed termination and distribution proceedings in 2016, which totaled $27,766 ($16,790, net of tax); and (2) a pretax adjustment for a gain on the sale of real estate of $3,823 ($2,411, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.